Exhibit 99
[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O’Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2014 Third Quarter Results
Lowers 2014 EPS Guidance Primarily Due to FX and Restructuring
Expects Record Revenues and Adjusted EPS for 2014

WESTFORD, Mass., October 27, 2014 – Kadant Inc. (NYSE:KAI) reported its financial results for the third quarter ended September 27, 2014.

Third Quarter 2014 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations increased 5% to $0.60 in the third quarter of 2014 compared to $0.57 in the third quarter of 2013. Guidance was $0.52 to $0.54. Adjusted diluted EPS increased 11% to $0.63 in the third quarter of 2014 compared to $0.57 in the third quarter of 2013.

•	Revenue increased 8% to $99 million in the third quarter of 2014, including $9 million from acquisitions, compared to $91 million in the third quarter of 2013. Guidance was $94 to $96 million.

•
Bookings increased 23% to $100 million in the third quarter of 2014, including $9 million from acquisitions, compared to $82 million in the third quarter of 2013. Excluding acquisitions, bookings increased 12% in the third quarter of 2014 compared to the third quarter of 2013 and 13% for the corresponding nine-month periods.

•	Parts and consumables revenue increased 21% to a record $63 million in the third quarter of 2014 compared to $52 million in the third quarter of 2013.

•	Gross margin was 44.7% in the third quarter of 2014 compared to 43.9% in the third quarter of 2013.

•	Net income from continuing operations was $6.7 million in the third quarter of 2014 compared to $6.5 million in the third quarter of 2013.

•	Adjusted EBITDA was the second highest in the Company’s history, increasing 9% to $13 million in the third quarter of 2014 compared to $12 million in the third quarter of 2013.

•	Backlog increased 30% to $128 million at the end of the third quarter of 2014 compared to $99 million in the third quarter of 2013.

•	Cash flows from continuing operations increased 20% to $15 million in the third quarter of 2014 compared to $13 million in the third quarter of 2013.

•	Repurchases of common stock were $2 million in the third quarter of 2014.

Note: Adjusted diluted EPS and adjusted EBITDA are non-GAAP measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures” and in the reconciliation tables below.

Management Commentary

“We had a solid third quarter with strong cash flows, gross margin, adjusted EBITDA, and a new record for parts and consumables revenue,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “We exceeded our EPS guidance due to strong revenue performance, particularly in our Stock-Preparation and Wood Processing Systems product lines.

“Revenue was $99 million in the third quarter of 2014, increasing 8 percent compared to the third quarter of 2013, including a 47 percent increase in North America. We were pleased with our record parts and consumables revenue, which increased 21 percent to $63 million in the third quarter of 2014 compared to the third quarter of 2013, and reflects the continued focus we have placed on our parts and consumables business over the past several years.

“We are on track to achieve record adjusted EBITDA for the year. Adjusted EBITDA in the third quarter of 2014 was the second highest in our history at $13 million, up 9 percent compared to the third quarter of last year. Cash flows were excellent in the third quarter of 2014 at $15 million, up 20 percent compared to the third quarter of 2013, and we ended the third quarter of 2014 with net cash of $19 million.

“Our bookings of $100 million in the third quarter of 2014, including $9 million from acquisitions, increased 23 percent compared to the third quarter of 2013. Excluding bookings from acquisitions, our bookings in the third quarter of 2014 increased 12 percent compared to the third quarter of 2013 and increased 13 percent for the corresponding nine-month periods. We have put a lot of effort into several strategic initiatives to promote internal growth and it is nice to see these positive results.”

Third Quarter 2014

Kadant reported revenue of $98.7 million in the third quarter of 2014, an increase of $7.4 million, or 8 percent, compared with $91.3 million in the third quarter of 2013. Revenue for the third quarter of 2014 included $8.6 million from acquisitions and a $0.3 million increase from foreign currency translation compared to the third quarter of 2013. Operating income from continuing operations was $10.2 million in the third quarter of 2014, including $0.5 million of restructuring costs, compared to $9.9 million in the third quarter of 2013. Adjusted operating income, a non-GAAP measure, was $10.7 million in the third quarter of 2014 compared to $10.0 million in the third quarter of 2013.

Net income from continuing operations was $6.7 million, or $0.60 per diluted share, in the third quarter of 2014 compared to $6.5 million, or $0.57 per diluted share, in the third quarter of 2013. Adjusted net income from continuing operations, a non-GAAP measure, was $7.0 million, or $0.63 per diluted share, in the third quarter of 2014 compared to $6.5 million, or $0.57 per diluted share, in the third quarter of 2013.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	Three Months Ended Sept. 27, 2014		Three Months Ended Sept. 28, 2013
	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Income and Diluted EPS from Continuing Operations Attributable to Kadant, as reported	$6.7	$0.60	$6.5	$0.57
Restructuring costs, net of tax	0.3	0.03	—	—
Adjusted Net Income and Adjusted Diluted EPS	$7.0	$0.63	$6.5	$0.57

Guidance

“While we were pleased with our revenue and EPS performance in the third quarter, delays in capital shipments, weakening market conditions in Europe and South America, and an unfavorable effect from foreign currency exchange have adversely affected our outlook for the fourth quarter,” Mr. Painter continued. "We expect to achieve GAAP diluted EPS from continuing operations of $0.72 to $0.74 in the fourth quarter of 2014 on revenue of $104 to $106 million. If achieved, this fourth quarter diluted EPS would be a record on an adjusted basis. In addition, we expect to finish the year with record annual revenues, bookings, adjusted EBITDA, and adjusted EPS. For the full year, we expect revenue of $401 to $403 million, narrowed from our previous guidance of $400 to $410 million. We expect to achieve GAAP diluted EPS from continuing operations of $2.47 to $2.49, revised from our previous guidance of $2.50 to $2.60. We are lowering our full year 2014 EPS guidance due to a $0.03 unfavorable effect from foreign currency exchange and $0.03 of restructuring costs, as well as our reduced expectations for the fourth quarter. Our full year diluted EPS guidance includes $0.17 of expense related to acquired inventory and backlog associated with businesses acquired in 2013 and $0.06 of restructuring costs.”

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Tuesday, October 28, 2014, at 11 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until November 28, 2014.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA).

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

We present increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income and adjusted EBITDA exclude pre-tax restructuring costs of $0.5 million and $0.9 million for the three- and nine-month periods ended September 27, 2014, respectively, and exclude pre-tax expense related to acquired backlog and inventory of $2.6 million for the nine-month period ended September 27, 2014. Adjusted operating income and adjusted EBITDA exclude pre-tax restructuring costs of $0.3 million for the nine-month period ended September 28, 2013. These items are excluded as they are not indicative of our core operating results and not comparable to other periods, which have differing levels of incremental costs or none at all.

Adjusted net income and adjusted diluted EPS exclude after-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in the three-month period ended September 27, 2014. Adjusted diluted EPS in the three-month periods ended September 27, 2014 and September 28, 2013 was calculated using the reported weighted average diluted shares for each period.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	Sept. 27, 2014	Sept. 28, 2013	Sept. 27, 2014	Sept. 28, 2013

Revenues	$98,719	$91,315	$296,921	$249,684

Costs and Operating Expenses:
Cost of revenues	54,607	51,194	165,547	133,597
Selling, general, and administrative expenses	31,872	28,606	95,942	85,001
Research and development expenses	1,555	1,558	4,696	5,114
Restructuring costs and other income, net (a)	534	45	928	263
	88,568	81,403	267,113	223,975

Operating Income	10,151	9,912	29,808	25,709
Interest Income	42	155	346	406
Interest Expense	(210)	(239)	(766)	(635)

Income from Continuing Operations before Provision
for Income Taxes	9,983	9,828	29,388	25,480
Provision for Income Taxes	3,246	3,327	9,468	7,786

Income from Continuing Operations	6,737	6,501	19,920	17,694

Loss from Discontinued Operation, Net of Tax	(4)	(14)	(18)	(55)

Net Income	6,733	6,487	19,902	17,639

Net Income Attributable to Noncontrolling Interest	(86)	(40)	(344)	(148)

Net Income Attributable to Kadant	$6,647	$6,447	$19,558	$17,491

Amounts Attributable to Kadant:
Income from Continuing Operations	$6,651	$6,461	$19,576	$17,546
Loss from Discontinued Operation, Net of Tax	(4)	(14)	(18)	(55)
Net Income Attributable to Kadant	$6,647	$6,447	$19,558	$17,491

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.61	$0.58	$1.78	$1.57

Diluted	$0.60	$0.57	$1.74	$1.55

Earnings per Share Attributable to Kadant:
Basic	$0.61	$0.58	$1.77	$1.57

Diluted	$0.60	$0.57	$1.74	$1.55

Weighted Average Shares:
Basic	10,898	11,153	11,026	11,165

Diluted	11,133	11,365	11,231	11,321

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Product Line	Sept. 27, 2014	Sept. 28, 2013	(Decrease)	Translation (b,c)

Stock-Preparation	$31,246	$38,827	$(7,581)	$(7,580)
Doctoring, Cleaning, & Filtration	31,703	28,801	2,902	2,680
Fluid-Handling	25,420	21,837	3,583	3,538

Papermaking Systems	88,369	89,465	(1,096)	(1,362)
Wood Processing Systems	8,480	—	8,480	8,480
Fiber-Based Products	1,870	1,850	20	20

	$98,719	$91,315	$7,404	$7,138

				Increase
				Excluding Effect
	Nine Months Ended			of Currency
	Sept. 27, 2014	Sept. 28, 2013	Increase	Translation (b,c)

Stock-Preparation	$93,668	$90,322	$3,346	$2,295
Doctoring, Cleaning, & Filtration	86,892	82,329	4,563	4,028
Fluid-Handling	77,968	68,464	9,504	9,123

Papermaking Systems	258,528	241,115	17,413	15,446
Wood Processing Systems	29,590	—	29,590	29,590
Fiber-Based Products	8,803	8,569	234	234

	$296,921	$249,684	$47,237	$45,270

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	Sept. 27, 2014	June 28, 2014	(Decrease)	Translation (b,c)

Stock-Preparation	$31,246	$36,248	$(5,002)	$(4,637)
Doctoring, Cleaning, & Filtration	31,703	28,180	3,523	3,790
Fluid-Handling	25,420	27,547	(2,127)	(1,767)

Papermaking Systems	88,369	91,975	(3,606)	(2,614)
Wood Processing Systems	8,480	9,837	(1,357)	(1,405)
Fiber-Based Products	1,870	3,023	(1,153)	(1,153)

	$98,719	$104,835	$(6,116)	$(5,172)

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (d)	Sept. 27, 2014	Sept. 28, 2013	(Decrease)	Translation (b,c)

North America	$54,359	$36,987	$17,372	$17,458
Europe	20,932	25,941	(5,009)	(5,218)
China	10,700	14,726	(4,026)	(4,038)
South America	7,006	8,032	(1,026)	(1,008)
Other	5,722	5,629	93	(56)

	$98,719	$91,315	$7,404	$7,138

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase	of Currency
	Sept. 27, 2014	Sept. 28, 2013	(Decrease)	Translation (b,c)

North America	$161,125	$116,215	$44,910	$45,214
Europe	68,709	60,108	8,601	6,223
China	31,043	38,307	(7,264)	(7,564)
South America	19,950	20,024	(74)	725
Other	16,094	15,030	1,064	672

	$296,921	$249,684	$47,237	$45,270

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (d)	Sept. 27, 2014	June 28, 2014	(Decrease)	Translation (b,c)

North America	$54,359	$53,224	$1,135	$1,250
Europe	20,932	27,288	(6,356)	(5,713)
China	10,700	13,648	(2,948)	(2,948)
South America	7,006	6,074	932	1,026
Other	5,722	4,601	1,121	1,213

	$98,719	$104,835	$(6,116)	$(5,172)

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	Three Months Ended		Nine Months Ended
Business Information	Sept. 27, 2014	Sept. 28, 2013	Sept. 27, 2014	Sept. 28, 2013

Gross Profit Margin:
Papermaking Systems	45.1%	44.3%	45.3%	46.5%
Other	40.8%	26.7%	37.2%	46.1%

	44.7%	43.9%	44.2%	46.5%

Operating Income:
Papermaking Systems	$13,006	$14,210	$36,219	$35,975
Corporate and Other	(2,855)	(4,298)	(6,411)	(10,266)

	$10,151	$9,912	$29,808	$25,709

Adjusted Operating Income (c) (g)
Papermaking Systems	$13,540	$14,255	$37,208	$36,238
Corporate and Other	(2,855)	(4,298)	(3,883)	(10,266)

	$10,685	$9,957	$33,325	$25,972

Bookings from Continuing Operations:
Stock-Preparation	$34,328	$25,846	$123,655	$90,701
Doctoring, Cleaning, & Filtration	29,824	29,171	90,435	85,079
Fluid-Handling	25,377	24,775	78,051	74,497

Papermaking Systems	89,529	79,792	292,141	250,277
Wood Processing Systems	8,533	—	30,034	—
Fiber-Based Products	2,402	1,844	7,936	8,769

	$100,464	$81,636	$330,111	$259,046

Capital Expenditures from Continuing Operations:
Papermaking Systems	$1,325	$1,427	$2,614	$3,825
Corporate and Other	378	150	531	324

	$1,703	$1,577	$3,145	$4,149

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	Three Months Ended		Nine Months Ended
Cash Flow and Other Data from Continuing Operations	Sept. 27, 2014	Sept. 28, 2013	Sept. 27, 2014	Sept. 28, 2013

Cash Provided by Operations	$15,207	$12,625	$30,402	$30,697
Depreciation and Amortization Expense	2,684	2,302	8,558	6,730

Balance Sheet Data			Sept. 27, 2014	Dec. 28, 2013

Assets
Cash, Cash Equivalents, and Restricted Cash			$41,719	$50,200
Accounts Receivable, Net			67,714	70,271
Inventories			57,707	62,805
Unbilled Contract Costs and Fees			4,798	3,679
Other Current Assets			19,153	19,333
Property, Plant and Equipment, Net			43,452	44,885
Intangible Assets			43,744	47,850
Goodwill			129,880	131,915
Other Assets			10,148	11,230

			$418,315	$442,168
Liabilities and Stockholders' Equity
Accounts Payable			$27,873	$28,388
Short- and Long-term Debt			23,000	38,635
Other Liabilities			99,194	104,724

Total Liabilities			150,067	171,747
Stockholders' Equity			268,248	270,421

			$418,315	$442,168

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		Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation		Sept. 27, 2014	Sept. 28, 2013	Sept. 27, 2014	Sept. 28, 2013

Consolidated
	Net Income Attributable to Kadant	$6,647	$6,447	$19,558	$17,491
	Net Income Attributable to Noncontrolling Interest	86	40	344	148
	Loss from Discontinued Operation, Net of Tax	4	14	18	55
	Provision for Income Taxes	3,246	3,327	9,468	7,786
	Interest Expense, Net	168	84	420	229

	Operating Income	10,151	9,912	29,808	25,709
	Restructuring Costs and Other Income, Net (a)	534	45	928	263
	Acquired Backlog Amortization (e)	—	—	392	—
	Acquired Profit in Inventory (f)	—	—	2,197	—

	Adjusted Operating Income (c)	10,685	9,957	33,325	25,972
	Depreciation and Amortization	2,684	2,302	8,166	6,730

	Adjusted EBITDA (c)	$13,369	$12,259	$41,491	$32,702

Papermaking Systems
	Operating Income	$13,006	$14,210	$36,219	$35,975
	Restructuring Costs and Other Income, net (a)	534	45	928	263
	Acquired Profit in Inventory (f)	—	—	61	—

	Adjusted Operating Income (c)	13,540	14,255	37,208	36,238
	Depreciation and Amortization	1,910	2,180	5,855	6,371

	Adjusted EBITDA (c)	$15,450	$16,435	$43,063	$42,609

Corporate and Other
	Operating Loss	$(2,855)	$(4,298)	$(6,411)	$(10,266)
	Acquired Backlog Amortization (e)	—	—	392	—
	Acquired Profit in Inventory (f)	—	—	2,136	—

	Adjusted Operating Loss (c)	(2,855)	(4,298)	(3,883)	(10,266)
	Depreciation and Amortization	774	122	2,311	359

	Adjusted EBITDA (c)	$(2,081)	$(4,176)	$(1,572)	$(9,907)

(a)
Includes restructuring costs of $534 and $928 in the three- and nine-month periods ended September 27, 2014, respectively. Includes restructuring costs of $45 in the three-month period ended September 28, 2013 and restructuring costs of $2,003, net of a gain of $1,740 on the sale of assets, in the nine-month period ended September 28, 2013.

(b)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	Represents a non-GAAP financial measure.

(d)	Geographic revenues are attributed to regions based on customer location.

(e)	Represents intangible amortization expense associated with backlog acquired in 2013.

(f)	Represents expense within cost of revenues associated with profit in inventory acquired in 2013.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $344 million in 2013 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s quarterly report on Form 10-Q for the period ended June 28, 2014. These include risks and uncertainties relating to our dependence on process industries; significance of sales and operation of manufacturing facilities in China; oriented strand board market and levels of residential construction activity; commodity and component price increases or shortages; dependence on certain suppliers; international sales and operations; our acquisition strategy; our internal growth strategy; fluctuations in currency exchange rates; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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